Exhibit 10.10

AMENDMENT TO DEEP GREEN WASTE & RECYCLING, LLC EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of the 20th day of July, 2017, is made to the Deep Green Waste & Recycling, LLC Employment Agreement dated the 1st of January, 2016 (“the Agreement”) by and between Deep Green Waste & Recycling LLC, a Georgia Limited Liability Company (“Deep Green”), and Bill Edmonds (the “Executive”).

WHEREAS, both Executive and Deep Green understand that changes in terms of certain provisions in the Agreement will be helpful in the furtherance of Deep Green’s negotiation of additional financing and both Deep Green and the Executive have agreed to such changes.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.	Paragraph 5. Ownership Interest. Delete the paragraph and insert the paragraph:

“Upon initiation of its Incentive Stock Plan, Deep Green hereby grants the Executive an additional two and one-fourth percent (2.25%) ownership interest in Deep Green, with 0.5625% granted upon the date of initiation and 0.5625% granted on the anniversary date of the ISP for each of the following three years.”

2.	Paragraph 6. Grant of Initial Stock Options.

Delete the paragraph.

3.	Paragraph 7. Discretionary Incentive Bonus to the Executive.

Delete the first sentence and replace with “For each year of the Agreement in which the Company’s after-tax profits exceed $2,00000,000, the Company will pay the Executive a Discretionary Incentive Bonus of no less than two and one half percent (2.5%) of the Company’s after-tax profits, as determined by the Company’s independent certified public accountant(s) in accordance with generally accepted accounting principles.”

4.	Paragraph 12. Change of Control.

In 12. (b) (i) delete the word “ten” and replace with the word “thirty” and delete the figure (10%) and replace with the figure (30%).

5.	Except as expressly amended or modified hereby, the Deep Green Waste & Recycling, LLC Employment Agreement will and does remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

DEEP GREEN WASTE & RECYCLING, LLC

By:	___________________________(SEAL)	___________________________(SEAL)
Its:	___________________________	Bill Edmonds